Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Fourth-Quarter and Full-Year 2016 Results

Company Significantly Grows Net Earnings and Operating Cash Flow in 2016

•	Company delivered record adjusted EBIT and free cash flow in 2016

•	Composites posted $264 million of EBIT, a second consecutive year of record performance

•	Roofing produced EBIT of $486 million with 22% EBIT margins in 2016

•	Insulation generated $126 million of EBIT for the year

TOLEDO, Ohio - February 8, 2017 - Owens Corning (NYSE: OC) today reported consolidated net sales of $5.7 billion in 2016, compared with net sales of $5.4 billion in 2015, an increase of 6%.

Fourth-quarter 2016 net earnings were $86 million, or $0.76 per diluted share, compared with net earnings of $109 million, or $0.92 per diluted share, during the comparable quarter in 2015. Fourth-quarter 2016 adjusted earnings were $81 million, or $0.72 per diluted share, compared with $79 million, or $0.66 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures, See Table 6).

Full-year 2016 net earnings were $393 million, or $3.41 per diluted share, compared with net earnings of $330 million, or $2.79 per diluted share, during 2015. Adjusted earnings in 2016 were $419 million, or $3.63 per diluted share, compared with $304 million, or $2.57 per diluted share, during 2015.

“Owens Corning had a great year. The company delivered revenue growth of six percent and achieved record levels of both adjusted EBIT and free cash flow,” said Chairman and Chief Executive Officer Mike Thaman. “Our 2016 results reflect the continued improvements we have made to our portfolio of businesses. In 2017, we expect to sustain our momentum and deliver another year of strong performance.”

Consolidated Fourth-Quarter and Full-Year 2016 Results

•	Owens Corning performed at a very high level of safety in 2016, with a recordable incident rate of 0.50, compared to 0.52 in 2015.

•
Reported earnings before interest and taxes (EBIT) for fourth-quarter 2016 were $136 million, compared with $138 million during the same period in 2015. Adjusted EBIT in fourth-quarter 2016 was $157 million, up from $136 million in 2015 (See Table 2).

•	Reported EBIT for full-year 2016 was $699 million, compared with $548 million during 2015. Adjusted EBIT in 2016 was $746 million, up from $550 million in 2015.

•
Operating cash flow and free cash flow improved by more than $200 million each in 2016 (See Table 7). The company delivered record free cash flow of $570 million as a result of improved earnings, strong working capital performance, and an advantaged tax position. The company converted adjusted earnings to free cash flow at a rate of 126% over the last two years, in excess of the prior guidance of about 100% over the years 2015 to 2018.

•
During fourth-quarter 2016, Owens Corning repurchased 1.4 million shares of its common stock for $70 million. During 2016, the company repurchased 4.8 million shares for $240 million. As of the end of 2016, 9.8 million shares were available for repurchase under the current authorization.

•
The Board of Directors declared a quarterly cash dividend of $0.20 per common share, an 11% increase compared with the same period in the prior year. The dividend will be payable on April 3, 2017, to shareholders of record as of March 10, 2017.

2017 Outlook

•	The company expects an environment consistent with consensus expectations for U.S. housing starts and moderate global industrial production growth.

•
In Composites, the company expects continued growth in the glass fiber market, driven by moderate global industrial production growth. In 2017, the company expects a third consecutive year of record EBIT, with growth of about $25 million primarily from improved operating performance.

•
In Roofing, the company experienced strong growth in 2016 from new construction, reroof, and storm-related demand. In 2017, the company expects continued growth in new construction and reroof demand. This growth is not expected to offset anticipated declines in the storm markets, particularly Texas. The business will also benefit from the full-year impact of the InterWrap acquisition, which was completed in April, 2016.

•
In Insulation, in the second half of 2016, the company experienced stable pricing and continued to recover its market share position in the U.S. residential fiberglass insulation business. In 2017, the company expects to deliver revenue growth of about $100 million with EBIT of $160 million or more.

•
The company estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $1.8 billion U.S. tax net operating loss carryforward.

•
The company expects general corporate expenses to be between $120 million and $130 million in 2017. Capital additions in 2017 are expected to total approximately $375 million. Interest expense is expected to be about $110 million.

Next Earnings Announcement
First-quarter 2017 results will be announced on Wednesday, April 26, 2017.

Fourth-Quarter and Full-Year 2016 Conference Call and Presentation
Wednesday, February 8, 2017
11 a.m. Eastern Standard Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 916-3565 (Please dial in 10-15 minutes before conference call start time)

Live webcast: http://services.choruscall.com/links/oc170208.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through February 15, 2017. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-995-21
Replay available at http://services.choruscall.com/links/oc170208.html
Webcast replay available until February 8, 2018

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2016 sales of $5.7 billion and employs over 16,000 people in 26 countries. It has been a Fortune 500® company for 62 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion of adjusted earnings. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 6 for adjusted earnings and adjusted EPS, and Table 7 for free cash flow and free cash flow conversion of adjusted earnings.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings (as explained in the preceding paragraph). Free cash flow and free cash flow conversion of adjusted earnings are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures (adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions by the new U.S. Presidential administration and Congress; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 8, 2017, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
NET SALES	$1,383	$1,297	$5,677	$5,350
COST OF SALES	1,064	1,001	4,296	4,197
Gross margin	319	296	1,381	1,153
OPERATING EXPENSES
Marketing and administrative expenses	158	136	584	525
Science and technology expenses	22	20	82	73
Other expenses, net	3	2	16	7
Total operating expenses	183	158	682	605
EARNINGS BEFORE INTEREST AND TAXES	136	138	699	548
Interest expense, net	28	20	108	100
Loss (gain) on extinguishment of debt	—	—	1	(5)
EARNINGS BEFORE TAXES	108	118	590	453
Less: Income tax expense	16	8	188	120
Equity in net earnings (loss) of affiliates	(4)	—	(3)	1
NET EARNINGS	88	110	399	334
Less: Net earnings attributable to noncontrolling interests	2	1	6	4
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$86	$109	$393	$330
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.77	$0.94	$3.44	$2.82
Diluted	$0.76	$0.92	$3.41	$2.79
Dividend	$0.20	$0.17	$0.74	$0.68
WEIGHTED AVERAGE COMMON SHARES
Basic	112.8	116.2	114.4	117.2
Diluted	114.1	117.3	115.4	118.2

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Restructuring costs	$(20)	$2	$(28)	$(2)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(1)	—	(9)	—
Recognition of InterWrap inventory fair value step-up	—	—	(10)	—
Total adjusting items	$(21)	$2	$(47)	$(2)

The reconciliation from net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$86	$109	$393	$330
Less: Net earnings attributable to noncontrolling interests	2	1	6	4
NET EARNINGS	88	110	399	334
Equity in net earnings (loss) of affiliates	(4)	—	(3)	1
Income tax expense	16	8	188	120
EARNINGS BEFORE TAXES	108	118	590	453
Interest expense, net	28	20	108	100
Loss (gain) on extinguishment of debt	—	—	1	(5)
EARNINGS BEFORE INTEREST AND TAXES	136	138	699	548
Less: adjusting items from above	(21)	2	(47)	(2)
ADJUSTED EBIT	$157	$136	$746	$550

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2016	2015
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$399	$334
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	343	300
Gain on sale of assets or affiliates	—	(2)
Deferred income taxes	136	64
Provision for pension and other employee benefits liabilities	11	15
Stock-based compensation expense	41	30
Other non-cash	4	(11)
Loss (gain) on extinguishment of debt	1	(5)
Change in operating assets and liabilities:
Changes in receivables, net	55	(71)
Changes in inventories	5	150
Changes in accounts payable and accrued liabilities	25	28
Changes in other current and non-current assets	(4)	(19)
Pension fund contribution	(63)	(60)
Payments for other employee benefits liabilities	(18)	(20)
Other	8	9
Net cash flow provided by operating activities	943	742
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(373)	(393)
Derivative settlements	—	4
Proceeds from the sale of assets or affiliates	—	20
Investment in subsidiaries and affiliates, net of cash acquired	(452)	—
Purchases of alloy	—	(8)
Proceeds from sale of alloy	—	8
Other	10	—
Net cash flow used for investing activities	(815)	(369)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	669	1,546
Payments on senior revolving credit and receivables securitization facilities	(669)	(1,652)
Proceeds from term loan	300	—
Payments on term loan	(300)	—
Proceeds from long-term debt	395	—
Payments on long-term debt	(163)	(8)
Dividends paid	(81)	(78)
Net increase (decrease) in short-term debt	(6)	(22)
Purchases of treasury stock	(247)	(138)
Other	14	19
Net cash flow used for financing activities	(88)	(333)
Effect of exchange rate changes on cash	(18)	(11)
Net increase in cash and cash equivalents	22	29
Cash and cash equivalents at beginning of period	96	67
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$118	$96
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$69	$33
Cash paid during the year for interest	$118	$113

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$112	$96
Receivables, less allowances of $9 at December 31, 2016 and $8 at December 31, 2015	678	709
Inventories	710	644
Assets held for sale – current	12	12
Other current assets	74	47
Total current assets	1,586	1,508
Property, plant and equipment, net	3,112	2,956
Goodwill	1,336	1,167
Intangible assets, net	1,138	999
Deferred income taxes	375	492
Other non-current assets	194	204
TOTAL ASSETS	$7,741	$7,326
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$960	$894
Short-term debt	—	6
Long-term debt – current portion	3	163
Total current liabilities	963	1,063
Long-term debt, net of current portion	2,099	1,702
Pension plan liability	367	397
Other employee benefits liability	221	240
Deferred income taxes	36	8
Other liabilities	164	137
Redeemable equity	2	—
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,984	3,965
Accumulated earnings	1,377	1,055
Accumulated other comprehensive deficit	(710)	(670)
Cost of common stock in treasury (c)	(803)	(612)
Total Owens Corning stockholders’ equity	3,849	3,739
Noncontrolling interests	40	40
Total equity	3,889	3,779
TOTAL LIABILITIES AND EQUITY	$7,741	$7,326

(a)10 shares authorized; none issued or outstanding at December 31, 2016 and December 31, 2015

(b)	400 shares authorized; 135.5 issued and 112.7 outstanding at December 31, 2016; 135.5 issued and 115.9 outstanding December 31, 2015
(c)    22.8 shares at December 31, 2016 and 19.6 shares at December 31, 2015

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$466	$445	$1,952	$1,902
% change from prior year	5%	-3%	3%	-1%
EBIT	$65	$44	$264	$232
EBIT as a % of net sales	14%	10%	14%	12%
Depreciation and amortization expense	$35	$33	$138	$125

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$473	$518	$1,748	$1,850
% change from prior year	-9%	6%	-6%	6%
EBIT	$43	$70	$126	$160
EBIT as a % of net sales	9%	14%	7%	9%
Depreciation and amortization expense	$28	$26	$106	$101

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$483	$368	$2,194	$1,766
% change from prior year	31%	8%	24%	1%
EBIT	$98	$53	$486	$266
EBIT as a % of net sales	20%	14%	22%	15%
Depreciation and amortization expense	$12	$10	$46	$39

Table 5
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Restructuring costs	$(20)	$2	$(28)	$(2)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(1)	—	(9)	—
Recognition of InterWrap inventory fair value step-up	—	—	(10)	—
General corporate expense and other	(49)	(31)	(130)	(108)
EBIT	$(70)	$(29)	$(177)	$(110)
Depreciation and amortization	$26	$7	$53	$35

Table 6
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$57	$18	$138	$91	$112	$112	$86	$109	$393	$330
Adjustment to remove adjusting items (a)	2	2	13	—	11	2	21	(2)	47	2
Adjustment to remove tax benefit on adjusting items (b)	(1)	(1)	(4)	—	(1)	—	(5)	—	(11)	(1)
Adjustment to remove significant tax reserve reversals (c)	—	—	—	—	—	—	(10)	(27)	(10)	(27)
Adjustment to tax expense to reflect pro forma tax rate (c)	4	3	4	(1)	3	(1)	(11)	(1)	—	—
ADJUSTED EARNINGS	$62	$22	$151	$90	$125	$113	$81	$79	$419	$304

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.49	$0.15	$1.19	$0.77	$0.97	$0.95	$0.76	$0.92	$3.41	$2.79
Adjustment to remove adjusting items	0.02	0.02	0.11	—	0.10	0.02	0.18	(0.02)	0.41	0.02
Adjustment to remove tax benefit on adjusting items	(0.01)	(0.01)	(0.03)	—	(0.01)	—	(0.04)	—	(0.10)	(0.01)
Adjustment to remove significant tax reserve reversals	—	—	—	—	—	—	(0.09)	(0.23)	(0.09)	(0.23)
Adjustment to tax expense to reflect pro forma tax rate	0.03	0.03	0.03	(0.01)	0.02	(0.01)	(0.09)	(0.01)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.53	$0.19	$1.30	$0.76	$1.08	$0.96	$0.72	$0.66	$3.63	$2.57

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	115.5	117.8	115.1	117.5	114.1	117.2	112.8	116.2	114.4	117.2
Non-vested restricted shares and performance shares	0.6	0.3	0.8	0.4	0.9	0.7	1.0	0.7	0.8	0.6
Options to purchase common stock	0.4	0.4	0.5	0.4	0.4	0.4	0.3	0.4	0.2	0.4
Diluted shares outstanding	116.5	118.5	116.4	118.3	115.4	118.3	114.1	117.3	115.4	118.2

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2016, we have used an effective tax rate of 33%, which was our 2016 effective tax rate excluding the reversal (recorded in the fourth quarter of 2016) of valuation allowances against certain European net deferred tax assets.  For comparability, in 2015, we have used an effective tax rate of 33% that excludes the reversal of a valuation allowance recorded in prior years against certain Canadian net deferred tax assets.

Table 7
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings ("free cash flow conversion") are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,		Trailing 24 Months
	2016	2015	2016	2015	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$264	$332	$943	$742	$1,685
Cash paid for property, plant and equipment	(92)	(127)	(373)	(393)	(766)
Purchases of alloy	—	—	—	(8)	(8)
FREE CASH FLOW	$172	$205	$570	$341	$911
ADJUSTED EARNINGS (a)	$81	$79	$419	$304	$723
FREE CASH FLOW CONVERSION (b)	n/a	n/a	136%	112%	126%

(a)	Please refer to Table 6 "EPS Reconciliation Schedules" for the reconciliation from net earnings attributable to Owens Corning to adjusted earnings.
(b)	We compute free cash flow conversion on annual basis only due to the seasonality of our businesses.